Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880	Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

SECOND QUARTER AND SIX MONTHS ENDING 2010 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – July 26, 2010 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter and six months ended June 30, 2010.

Comparing results for the second quarter of 2010 with results for the second quarter of 2009:

•	Net revenue was $72,366,000 for the second quarter of 2010 as compared to $70,378,000 for the second quarter of 2009.

•	Earnings from operations were $7,959,000 for the second quarter of 2010 as compared to $7,454,000 for the second quarter of 2009.

•

Net earnings were $3,112,000 for the second quarter of 2010, which included $493,000 of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $3,012,000 for the second quarter of 2009.

•

Diluted net earnings per share were $0.19 for the second quarter of 2010, which included $0.03 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.23 for the second quarter of 2009.

•

Diluted cash net earnings per share were $0.29 for the second quarter of 2010, which included $0.03 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.33 for the second quarter of 2009.

Comparing results for the six months ending 2010 with results for the six months ending 2009:

•	Net revenue was $144,220,000 for the six months ending 2010 as compared to $139,763,000 for the six months ending 2009.

•	Earnings from operations were $14,573,000 for the six months ending 2010 as compared to $13,403,000 for the six months ending 2009.

•

Net earnings were $5,457,000 for the six months ending 2010, which included $546,000 of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $4,433,000 for the six months ending 2009.

•

Diluted net earnings per share were $0.34 for the six months ending 2010, which included $0.03 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.34 for the six months ending 2009.

•

Diluted cash net earnings per share were $0.52 for the six months ending 2010, which included $0.03 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.55 for the six months ending 2009.

Patient revenue of the Company’s affiliated dental group practices was $111,906,000 for the quarter, which includes $106,267,000 from dental group practices that are affiliated with the Company by means of service agreements and $5,639,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue declined 2.1% for the quarter and 2.4% excluding in-market practice acquisitions. For the six months ending June 30, 2010, patient revenue of the Company’s affiliated dental group practices was $222,692,000, which includes $211,287,000 from dental group practices that are affiliated with the Company by means of service agreements and $11,405,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue declined 2.4% for the six months ending June 30, 2010 and 2.8% excluding in-market practice acquisitions.

Cash flow from operations was $10,030,000 for the quarter and $17,729,000 for the six months ending June 30, 2010. Amounts paid for affiliations and acquisitions amounted to $18,000,000 during the quarter and the six months ending June 30, 2010. The Company completed one platform affiliation during the quarter and the six months ending June 30, 2010. Affiliations completed during the quarter generated approximately $1,700,000 of patient revenue and are expected to generate patient revenue of approximately $19,000,000 on an annualized basis. Capital expenditures were $2,108,000 for the quarter and $3,109,000 for the six months ending June 30, 2010. The Company completed two de novo facilities during the quarter. During the first six months of 2010, the Company completed three de novo facilities.

The Company recognized during the quarter $204,000 of professional fees, which have been included in general corporate expenses, $123,000 net of tax or $0.01 per diluted share, associated with its previously announced affiliation with Cincinnati Dental Services. The Company recognized $287,000 of professional fees for the six months ending June 30, 2010, $174,000 net of tax or $0.01 per diluted share associated with its affiliation with Cincinnati Dental Services.

The Company recognized $432,000 of stock-based compensation expense, which has been included in general corporate expenses, $260,000 net of tax or $0.02 per diluted share, during the quarter as compared to $385,000, $232,000 net of tax or $0.02 per diluted share, for the same quarter last year.

As previously announced, the Company refinanced its indebtedness by entering into a new $180,000,000 senior secured credit facility, which includes a $100,000,000 revolving credit facility and an $80,000,000 term loan facility. As a result, included in interest expense, net, for the quarter was $615,000 of expenses associated with the retirement of the Company’s prior credit facility, $370,000 net of tax or $0.02 per diluted share.

As previously announced, the Company’s Board of Directors approved a program under which the Company is authorized to repurchase up to $10,000,000 of its common stock. The Company may repurchase shares under the program in the open market, in block trades, through privately negotiated transactions or otherwise. The timing and extent of any repurchases under the program will depend upon market conditions, corporate requirements and other factors. The repurchase program has no expiration date. No shares have been repurchased in the six months ended June 30, 2010.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

The Company regards non-GAAP financial measures, such as cash net earnings and cash earnings from operations, as important financial measures for understanding its financial performance. These measures exclude amortization expense, net of tax. The Company incurs significant amortization expense related to its service agreements in contrast to many companies, in the same and other industries, that do not amortize intangibles based on authoritative literature for goodwill and other intangibles. Expenses related to the Company’s debt refinancing and professional fees related to our acquisition have also been excluded from our non-GAAP financial measures. The Company believes these items should be presented separately due to their magnitude and non-recurring impact to our ongoing operations. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

For further discussion of these events and a comprehensive review of the quarter ended June 30, 2010, the Company will host its previously announced conference call on Tuesday, July 27, 2010 at 9:00 a.m., EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investors section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EDT, Tuesday, August 3, 2010.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices, which have 275 dental facilities with approximately 2,379 operatories located in 21 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net revenue	$72,366	$70,378	$144,220	$139,763
Operating expenses:
Salaries and benefits	28,735	29,820	58,337	59,976
Lab fees and dental supplies	10,668	10,321	21,736	20,614
Office occupancy expenses	9,131	8,542	18,256	17,041
Other operating expenses	6,878	5,785	13,425	11,773
General corporate expenses	3,669	3,332	7,316	6,692
Depreciation expense	2,862	2,700	5,707	5,415
Amortization of intangible assets	2,464	2,424	4,870	4,849

Total operating expenses	64,407	62,924	129,647	126,360

Earnings from operations	7,959	7,454	14,573	13,403
Interest expense, net	2,726	2,187	5,378	5,557

Earnings before income taxes	5,233	5,267	9,195	7,846
Income taxes	2,082	2,091	3,632	3,112

Consolidated net earnings	3,151	3,176	5,563	4,734
Noncontrolling interest	39	164	106	301

Net earnings	$3,112	$3,012	$5,457	$4,433

Net earnings per common share:
Basic	$0.20	$0.23	$0.35	$0.34

Diluted	$0.19	$0.23	$0.34	$0.34

Weighted average common shares outstanding:
Basic	15,728	12,949	15,721	12,942

Diluted	16,056	13,099	16,055	13,059

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$6,554	$6,807
Accounts receivable, net	20,646	20,811
Other current assets	16,486	15,529

Total current assets	43,686	43,147

Property and equipment, net	52,882	53,766

Other non-current assets:
Goodwill	90,750	86,852
Intangible assets, net	189,602	180,573
Other assets	8,431	9,673

Total non-current assets	288,783	277,098

Total assets	$385,351	$374,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,435	$27,211
Other current liabilities	10,844	12,054
Current maturities of debt	8,154	8,685

Total current liabilities	47,433	47,950

Non-current liabilities:
Long-term debt	101,028	93,506
Other liabilities	43,241	45,239

Total non-current liabilities	144,269	138,745

Total liabilities	191,702	186,695

Noncontrolling interest	464	1,857

Commitments and contingencies
Stockholders’ equity	193,185	185,459

Total liabilities and stockholders’ equity	$385,351	$374,011

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands, except per share amounts and selected statistical data)

(unaudited)

Selected statistical data

	June 30,
	2010	2009

Number of dental facilities	275	242
Number of operatories (a)	2,379	2,131
Number of affiliated dentists (b)	581	538

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices, including Arizona’s Tooth Doctor for Kids.

Reconciliation of GAAP earnings, as reported, to non GAAP earnings and cash net earnings

	Three Months Ended, June 30,			Six Months Ended, June 30,
	2010 Actual	2010 Non GAAP	2009 Actual	2010 Actual	2010 Non GAAP	2009 Actual

Net earnings (as reported)	$3,112	$3,112	$3,012	$5,457	$5,457	$4,433
Add: Write-off of expenses associated with debt refinancing, net of tax	—	370	—	—	372	—
Add: Expenses associated with Cincinnati Dental Services affiliation, net of tax	—	123	—	—	174	—

Net earnings	3,112	3,605	3,012	5,457	6,003	4,433
Add: Amortization of service agreements, net of tax	1,475	1,475	1,374	2,928	2,928	2,748

Cash net earnings	$4,587	$5,080	$4,386	$8,385	$8,931	$7,181

Weighted average diluted shares outstanding	16,056	16,056	13,099	16,055	16,055	13,059
Diluted net earnings per share	$0.19	$0.22	$0.23	$0.34	$0.37	$0.34

Diluted cash net earnings per share	$0.29	$0.32	$0.33	$0.52	$0.56	$0.55

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Patient revenue and same market patient revenue growth (c)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2010	2009	Change	2010	2009	Change
Patient revenue of affiliated practices:
Platform dental group practices affiliated with the Company in both periods of comparison	$104,802	$107,046	-2.1%	$208,368	$213,485	-2.4%
Platform dental group practices that affiliated with the Company during periods of comparison	7,104	—	—	14,324	320	—

Total patient revenue	111,906	107,046	4.5%	222,692	213,805	4.2%
Patient revenue of Arizona’s Tooth Doctor for Kids	5,639	6,274	-10.1%	11,405	12,398	-8.0%

Patient revenue of affiliated practices other than Arizona’s
Tooth Doctor for Kids	106,267	100,772	5.5%	211,287	201,407	4.9%
Net revenue due to the Company under service agreements	66,134	63,415	4.3%	131,636	125,969	4.5%

Amounts retained by affiliated practices other than Arizona’s Tooth Doctor for Kids	$40,133	$37,357	7.4%	$79,651	$75,438	5.6%

(c)	Includes patient revenue of affiliated dental group practices that are not consolidated with the Company’s financial results and patient revenue of Arizona’s Tooth Doctor for Kids, which is consolidated with the Company’s financial results.

Components of same market patient revenue growth

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2010	2009	Change	2010	2009	Change
Existing practice locations (d)	$102,917	$106,372	-3.2%	$204,301	$211,416	-3.4%
De novo practice locations (e)	830	—	—	1,715	585	193.2%
Expanded/relocated practice locations (e)	743	674	10.2%	1,448	1,453	-0.3%

Same market growth excluding acquisitions	104,490	107,046	-2.4%	207,464	213,454	-2.8%
Acquired practice locations (e)	312	—	—	904	31	—

Same market patient revenue growth	$104,802	$107,046	-2.1%	$208,368	$213,485	-2.4%

(d)	Includes practice locations included in both periods of comparison.
(e)	Includes practice locations completed or aquired in either period of comparison.